UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report — April 18, 2013

(Date of earliest event reported)

PENN NATIONAL GAMING, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-24206	23-2234473
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

825 Berkshire Blvd., Suite 200, Wyomissing, PA	19610
(Address of principal executive offices)	(Zip Code)

(610) 373-2400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 to Form 8-K):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02              Results of Operations and Financial Condition.

On April 18, 2013, Penn National Gaming, Inc. (the “Company”) issued a press release announcing its financial results for the three months ended March 31, 2013.  The full text of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

The information in Item 2.02 of this Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 2.06              Material Impairments.

On April 18, 2013, in connection with a request for proposal it issued in 2012, the Iowa Racing and Gaming Commission (IRGC) awarded a new gaming license (with certain conditions) for the development of an additional casino in Sioux City, Iowa to another applicant.  The IRGC has indicated that it intends to permit the Company to continue operations at its Sioux City facility until such time as the new casino opens to the public, but not beyond.  The Company, which already has several legal actions pending that relate to this issue, is currently reviewing all of its options and will maintain an open dialogue with the IRGC, Sioux City officials and its employees regarding the IRGC’s decision.  However, in light of this decision, the Company believes that the fair value of its Sioux City reporting unit will be less than its carrying amount and expects to record a goodwill and other intangible asset impairment charge of between $65 million and $80 million in its results for the second quarter.  The exact amount of the charge will be determined after the Company completes its analysis of the estimated future expected cash flows it anticipates receiving from the operations of its Sioux City facility.

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

99.1	Press release, dated April 18, 2013, issued by Penn National Gaming, Inc. announcing its financial results for the three months ended March 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 23, 2013	PENN NATIONAL GAMING, INC.

	By:	/s/ Robert S. Ippolito
Robert S. Ippolito
Vice President, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated April 18, 2013, issued by Penn National Gaming, Inc. announcing its financial results for the three months ended March 31, 2013.